As filed with the Securities and Exchange Commission on June 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCYNEXIS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	56-2181648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3501 C Tricenter Boulevard

Durham, North Carolina 27713

(919) 544-8600

(Address of principal executive offices) (Zip code)

SCYNEXIS, Inc. 2014 Equity Incentive Plan

(Full title of the plan)

Marco Taglietti, M.D.

Chief Executive Officer

SCYNEXIS, Inc.

3501 C Tricenter Boulevard

Durham, North Carolina 27713

(919) 544-8600

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	510,726 shares	$8.64	$4,412,672.64	$512.75

(1)	Represents additional shares issuable under the SCYNEXIS, Inc. 2014 Equity Incentive Plan (the “2014 EIP”) approved by the stockholders of the Company on June 4, 2015. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the 2014 EIP set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price is based upon $8.64, which is the average of the high and low selling prices of the Registrant’s common stock as reported on the NASDAQ Global Market on June 2, 2015.

EXPLANATORY NOTE

SCYNEXIS, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 510,726 shares of its common stock, issuable to eligible persons under the SCYNEXIS, Inc. 2014 Equity Incentive Plan, which common stock is in addition to the shares of common stock previously registered on the following Form S-8s (collectively, the “Prior Form S-8s”):

•	the Registrant’s Form S-8 filed on May 16, 2014 (File No. 333-196007);
•	the Registrant’s Form S-8 filed on December 18, 2014 (File No. 333-201048); and
•	the Registrant’s Form S-8 filed on March 17, 2015 (File No. 333-202830).

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8s are incorporated herein by reference and made a part hereof.

PART II

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of SCYNEXIS, Inc., as currently in effect.

4.2 (2)	Amended and Restated Bylaws of SCYNEXIS, Inc., as currently in effect.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.3 (3)	SCYNEXIS, Inc. 2014 Equity Incentive Plan

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36365), filed with the Securities and Exchange Commission on May 12, 2014, and incorporated herein by reference.

(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-194192), filed with the Securities and Exchange Commission on February 27, 2014, and incorporated herein by reference.

(3)	Filed as Annex A to our Proxy Statement on Schedule 14A (File No. 001-36365), filed with the Securities and Exchange Commission on April 22, 2015, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 5th day of June, 2015.

SCYNEXIS, Inc.

By:	/s/ Marco Taglietti
Marco Taglietti, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoint Marco Taglietti and Charles F. Osborne, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marco Taglietti Marco Taglietti	Chief Executive Officer (Principal Executive Officer)	June 4, 2015

/s/ Charles F. Osborne Charles F. Osborne	Chief Financial Officer (Principal Financial and Accounting Officer)	June 4, 2015

/s/ Yves J. Ribeill, Ph.D. Yves J. Ribeill, Ph.D.	President and Director	June 4, 2015

/s/ Guy Macdonald Guy Macdonald	Director	June 4, 2015

/s/ Steven C. Gilman, Ph.D. Steven C. Gilman, Ph.D.	Director	June 4, 2015

/s/ Ann F. Hanham, Ph.D. Ann F. Hanham, Ph.D.	Director	June 4, 2015

/s/ Patrick J. Langlois, Ph.D. Patrick J. Langlois, Ph.D.	Director	June 4, 2015

/s/ Edward E. Penhoet, Ph.D. Edward E. Penhoet, Ph.D.	Director	June 4, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of SCYNEXIS, Inc., as currently in effect.

4.2 (2)	Amended and Restated Bylaws of SCYNEXIS, Inc., as currently in effect.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.3 (3)	SCYNEXIS, Inc. 2014 Equity Incentive Plan.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36365), filed with the Securities and Exchange Commission on May 12, 2014, and incorporated herein by reference.

(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-194192), filed with the Securities and Exchange Commission on February 27, 2014, and incorporated herein by reference.

(3)	Filed as Annex A to our Proxy Statement on Schedule 14A (File No. 001-36365), filed with the Securities and Exchange Commission on April 22, 2015, and incorporated herein by reference.

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